Exhibit 1(x) under Form N-1A
                                       Exhibit 3(a) under Item 601/Reg. S-K
                         FEDERATED MUNICIPAL TRUST

                             Amendment No. 11
                                    to
                           DECLARATION OF TRUST
                          Dated September 1, 1989

     THIS Declaration of Trust is amended as follows:

     Delete the first paragraph of Section 5 of Article III and substitute in its place the following:

          `Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
          Article XII, Section 8, inter alia, to establish and designate any additional Series of Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

            Connecticut Municipal Cash Trust
               Institutional Service Shares
            Massachusetts Municipal Cash Trust
               BayFunds Shares
               Institutional Service Shares
            Minnesota Municipal Cash Trust
               Institutional Shares
               Cash Series Shares
            New Jersey Municipal Cash Trust
               Institutional Shares
               Institutional Service Shares
               Cash Series Shares
            Ohio Municipal Cash Trust
               Institutional Shares
               Cash II Shares
            Pennsylvania Municipal Cash Trust
               Institutional Service Shares
               Cash Series Shares
            Virginia Municipal Cash Trust
               Institutional Shares
               Institutional Service Shares

     The undersigned Assistant Secretary of Federated Municipal Trust hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust as adopted by the Trustees of the Trust on the 21st day of May, 1993.

     WITNESS the due execution hereof this 24th day of May, 1993.

                              /s/ G. Andrew Bonnewell
                              G. Andrew Bonnewell
                              Assistant Secretary